EXHIBIT 21.1

      SUBSIDIARIES OF THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY (as of December 31, 2001)

The following sets forth the name and jurisdiction of incorporation of the subsidiaries of The Northwestern Mutual Life Insurance Company. Account A and Account C have no subsidiaries.

NAME OF SUBSIDIARY                                JURISDICTION OF INCORPORATION
------------------                                -----------------------------
Alexandra International Sales, Inc.                       U.S. Virgin Islands
Amber, Inc.                                               Delaware
Baird Financial Corporation                               Wisconsin
Baird Holding Company                                     Wisconsin
Baraboo, Inc.                                             Delaware
Bayridge, Inc.                                            Delaware
Bradford, Inc.                                            Delaware
Brendan International Sales, Inc. U.S.                    Virgin Islands
Brian International Sales, Inc. U.S.                      Virgin Islands
Burgundy, Inc.                                            Delaware
Carlisle Ventures, Inc.                                   Delaware
Cass Corporation                                          Delaware
Chateau, Inc.                                             Delaware
Coral, Inc.                                               Delaware
Diversey, Inc.                                            Delaware
Elderwood International Sales, Inc. U.S.                  Virgin Islands
Elizabeth International Sales, Inc. U.S.                  Virgin Islands
Elizabeth Lakes Associates                                Michigan
Frank Russell Company                                     Washington
Frank Russell Investment Management Company               Washington
Green Room Properties, LLC                                Delaware
Greenway Sports, Inc.                                     Texas
Hazel, Inc.                                               Delaware
Higgins, Inc.                                             Delaware
Highbrook International Sales, Inc. U.S.                  Virgin Islands
Hobby, Inc.                                               Delaware
IL-Ironhorse, LLC                                         Delaware
INV Corp.                                                 Delaware
Jack International Sales, Inc. U.S.                       Virgin Islands
Justin International FSC, Inc. U.S.                       Virgin Islands
KerryAnne International Sales, Inc. U.S.                  Virgin Islands
Klode, Inc.                                               Delaware
Kristiana International Sales, Inc. U.S.                  Virgin Islands
Lake Bluff, Inc.                                          Delaware
Larkin, Inc.                                              Delaware
Logan, Inc.                                               Delaware
Lydell, Inc.                                              Delaware
Mallon International Sales, Inc. U.S.                     Virgin Islands
Marina Pacific, Ltd.                                      California
Maroon, Inc.                                              Delaware


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

NAME OF SUBSIDIARY                                JURISDICTION OF INCORPORATION
------------------                                -----------------------------
Mason & Marshall, Inc.                                    Delaware
Mason Street Advisors, LLC                                Delaware
Mason Street Funds, Inc.                                  Maryland
Mitchell, Inc.                                            Delaware
NMIS Alabama Agency, LLC                                  Alabama
NMIS Massachusetts Insurance Agency, LLC                  Massachusetts
NMIS Georgia Agency, LLC                                  Georgia
NML Buffalo Agency, Inc.                                  New York
NML-CBO, LLC                                              Delaware
NML Development Corporation                               Delaware
NML/Mid-Atlantic, Inc.                                    New Jersey
NML Real Estate Holdings, LLC                             Wisconsin
NML Securities Holdings, LLC                              Wisconsin
NML/Tallahassee, Inc.                                     Florida
NW Greenway #1, Inc.                                      Texas
NW Greenway #9, Inc.                                      Texas
NW Pipeline, Inc.                                         Texas
Network Planning Advisors, LLC                            Wisconsin
New Arcade, LLC                                           Wisconsin
New Arcade Parking, LLC                                   Wisconsin
Nicolet, Inc.                                             Delaware
North Van Buren, Inc.                                     Delaware
Northwestern Foreign Holdings B.V.                        Netherlands
Northwestern International Holdings, Inc.                 Delaware
Northwestern Investment Management Company, LLC           Delaware
Northwestern Long Term Care Insurance Company             Illinois
Northwestern Mutual Investment Services, LLC              Wisconsin
Northwestern Mutual Las Vegas, Inc.                       Nevada
Northwestern Mutual Life International, Inc.              Delaware
Northwestern Mutual Series Fund, Inc.                     Maryland
Northwestern Mutual Trust Company                         Federal Savings Bank
                                                            (subject to
                                                            jurisdiction of the
                                                            Office of Thrift
                                                            Supervision)
Northwestern Real Estate Partnership Holdings, LLC        Delaware
Northwestern Reinsurance Holdings N.V.                    Netherlands
Northwestern Securities Holdings, LLC                     Delaware
Northwestern Securities Partnership Holdings, LLC         Delaware
Olive, Inc.                                               Delaware
PBClub, Inc.                                              Delaware
Painted Rock Development Corporation                      Arizona
Park Forest Northeast, Inc.                               Delaware
Pembrook, Inc.                                            Delaware
RE Corporation                                            Delaware
Regina International Sales, Inc. U.S.                     Virgin Islands
Robert W. Baird & Co. Incorporated                        Wisconsin
Rocket Sports, Inc.                                       Texas
Russet, Inc.                                              Delaware
Ryan, Inc.                                                Delaware
Saskatoon Centre, Limited                                 Ontario, Canada


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

NAME OF SUBSIDIARY                                JURISDICTION OF INCORPORATION
------------------                                -----------------------------
Sean International Sales, Inc. U.S.                       Virgin Islands
Solar Resources, Inc.                                     Wisconsin
St. James Apartments, LLC                                 Delaware
Stadium and Arena Management, Inc.                        Delaware
Summerhill Management, LLC                                Delaware
Summerhill Property, LLC                                  Delaware
Summit Mall, LLC                                          Delaware
The Grand Avenue Corporation                              Wisconsin
Travers International Sales, Inc. U.S.                    Virgin Islands
Tupelo, Inc.                                              Delaware
White Oaks, Inc.                                          Delaware

      Certain non-insurance subsidiaries are omitted on the basis that, considered in the aggregate, they did not constitute a significant subsidiary as defined by Regulation S-X at December 31, 2001.


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